As filed with the Securities and Exchange Commission on December 17, 1997
                                                    Registration No. 333-40571
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

       DELAWARE           CANANDAIGUA BRANDS, INC.            16-0716709
                       AND ITS SUBSIDIARY GUARANTORS
       NEW YORK          BATAVIA WINE CELLARS, INC.           16-1222994
       DELAWARE             BARTON INCORPORATED               36-3500366
       DELAWARE             BARTON BRANDS, LTD.               36-3185921
       MARYLAND              BARTON BEERS, LTD.               36-2855879
     CONNECTICUT     BARTON BRANDS OF CALIFORNIA, INC.        06-1048198
       GEORGIA         BARTON BRANDS OF GEORGIA, INC.         58-1215938
       NEW YORK        BARTON DISTILLERS IMPORT CORP.         13-1794441
       DELAWARE         BARTON FINANCIAL CORPORATION          51-0311795
      WISCONSIN          STEVENS POINT BEVERAGE CO.           39-0638900
       ILLINOIS            MONARCH IMPORT COMPANY             36-3539106
       NEW YORK        CANANDAIGUA WINE COMPANY, INC.         16-1462887
       GEORGIA          THE VIKING DISTILLERY, INC.           58-2183528
       NEW YORK          CANANDAIGUA EUROPE LIMITED           16-1195581
       NEW YORK            ROBERTS TRADING CORP.              16-0865491
__________________________________________________         ________________
(State or other jurisdic-  (Exact name of registrant     (I.R.S. Employer
  tion of incorporation   as specified in its charter)  Identification No.)
    or organization)

                            235 NORTH BLOOMFIELD ROAD
                          CANANDAIGUA, NEW YORK  14424
                                 (716) 393-4130
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

                               ROBERT SANDS, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            CANANDAIGUA BRANDS, INC.
                            235 NORTH BLOOMFIELD ROAD
                          CANANDAIGUA, NEW YORK  14424
                                 (716) 393-4130
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ___________________________
                                    COPY TO:
                             BERNARD S. KRAMER, ESQ.
                             MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                          CHICAGO, ILLINOIS  60606-5096
                           ___________________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                           ___________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   /__/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   /__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    /X/
                               __________________



     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                            _________________________


                 SUBJECT TO COMPLETION, DATED            DECEMBER 17, 1997
PROSPECTUS
                                  $300,000,000

                            CANANDAIGUA BRANDS, INC.
            DEBT SECURITIES, PREFERRED STOCK AND CLASS A COMMON STOCK


     Canandaigua Brands, Inc. (the "Company") may offer, sell and issue from time to time (i) its debt securities ("Debt Securities"), (ii) shares of its Preferred Stock, par value $.01 per share ("Preferred Stock"), which may be represented by depositary shares ("Depositary Shares") as described herein,
(iii) shares of its Class A Common Stock, par value $.01 per share ("Class A Common Stock"), or (iv) any combination of the foregoing for proceeds of up to $300,000,000. The Debt Securities may be guaranteed (the "Guarantees") by substantially all of the direct and indirect wholly-owned subsidiaries of the Company; provided that if any Registrants, other than the Company, guarantee any of the Debt Securities, all of the Registrants then existing will guarantee such Debt Securities (such subsidiaries are collectively referred to as the "Guarantors"). The Debt Securities, Preferred Stock, Class A Common Stock and the Guarantees are herein collectively referred to as the "Securities."

     The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Any Securities may be offered with other Securities or separately. Securities may be sold for U.S. dollars, foreign currency or currency units; amounts payable with respect to any Securities may likewise be payable in U.S. dollars, foreign currency or currency units, in each case, as the Company designates. Debt Securities may be convertible and/or exchangeable for Securities or other securities or rights.

     Certain terms of any Debt Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement including, where applicable, the specific designation (including whether senior, senior subordinated or subordinated and whether or not convertible and/or exchangeable), aggregate principal amount, purchase price, maturity, interest rate (which may be fixed, floating or adjustable) and time of and method of calculating payment of interest (if any), terms (if any) for the redemption, conversion or exchange thereof, listing (if any) on The Nasdaq Stock Market, Inc. or a securities exchange, and any other specific terms of the Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more permanent or temporary global securities. Certain terms of any Preferred Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on The Nasdaq Stock Market, Inc. or a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares. Certain terms of the Class A Common Stock, including the aggregate number of shares offered and the public offering price, will be included in a Prospectus Supplement. The Class A Common Stock is quoted on the Nasdaq National Market System.

     The Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time. Certain terms of the offering and sale of the Securities, including, where applicable, the names of the underwriters, dealers or agents, if any, the principal amount of Debt Securities or number of shares to be purchased, the purchase price of the Securities and the proceeds to the Company from such sale, and any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents, will also be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution."

     This Prospectus may not be used to consummate sales of Securities unless it is accompanied by a Prospectus Supplement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.
                  ____________________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                   ___________________________________________

              The date of this Prospectus is _______________, 1997.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     CERTAIN PERSONS, INCLUDING THE UNDERWRITERS, PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES INCLUDING OVER-ALLOTMENTS, STABILIZING BIDS, AND SYNDICATE SHORT COVERING TRANSACTIONS ON THE NASDAQ NATIONAL MARKET SYSTEM OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site on the Internet (http://www.sec.gov) from which such reports, proxy statements and other information may be obtained. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the NASDAQ National Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company and the Guarantors have filed a Registration Statement on Form S-3 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each such statement is hereby qualified in its entirety by reference to the copy of the applicable documents filed with the Commission. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission or copies thereof may be obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1997;

     (2) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 1997 and August 31, 1997; and

     (3)  the Company's Current Report on Form 8-K dated August 28, 1997.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of any and all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference into any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request. Requests should be directed to Canandaigua Brands, Inc., Attention: Robert S. Sands, Secretary, 235 North Bloomfield Road, New York 14424; telephone number (716) 393-4130.


                                   THE COMPANY

     The Company is a leading producer and marketer of branded beverage alcohol products, with over 125 national and regional brands which are distributed by over 1,400 wholesalers throughout the United States and in selected international markets.

     The Company is a Delaware corporation organized in 1972 as the successor to a business founded in 1945 by Marvin Sands, Chairman of the Board of the Company. The Company, together with the Guarantors comprise substantially all of the operations, business and assets of the Company. The executive offices of the Company and the Guarantors are located at 235 North Bloomfield Road, Canandaigua, New York 14424, and the telephone number is (716) 393-4130.


                                 THE GUARANTORS

     The Guarantors are the following subsidiaries: Batavia Wine Cellars, Inc., Barton Incorporated, Barton Brands, Ltd., Barton Beers, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Distillers Import Corp., Barton Financial Corporation, Stevens Point Beverage Co., Monarch Import
Company, Canandaigua Wine Company, Inc.        , The Viking Distillery, Inc.   ,
Canandaigua Europe Limited and Roberts Trading Corp.      All of the Guarantors
are direct or indirect wholly-owned subsidiaries of the Company. If so provided in a Prospectus Supplement, each of the Guarantors would fully and unconditionally guarantee on a joint and several basis the Company's obligations under the Debt Securities, subject (a) to any subordination provisions described in the Prospectus Supplement, and (b) in the case of the Guarantees generally, to such Guarantee not constituting or resulting in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, in which case, the liability of the Guarantor under its Guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor (which generally consists of indebtedness and other obligations of such Guarantor, including trade payables), permissible under applicable fraudulent conveyance or similar law.


                                  RISK FACTORS

     A PROSPECTIVE PURCHASER OF THE SECURITIES OFFERED HEREBY SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS.

GENERAL DECLINE IN CONSUMPTION OF BEVERAGE ALCOHOL PRODUCTS

     The beverage alcohol industry in the United States consists of the production, importation, marketing and distribution of beer, wine and distilled spirits products. The overall per capita consumption of beverage alcohol products by adults (ages 21 and over) has declined substantially over the past twenty years. These declines have been caused by a variety of factors including: increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving; a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; the increased activity of anti-alcohol consumer groups; an increase in the minimum drinking age from 18 to 21 in various states; and increased Federal and state excise taxes.

EXCISE TAXES AND GOVERNMENT REGULATIONS

     The Federal government and individual states impose excise taxes on beverage alcohol products in varying amounts which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect the Company's financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and Federal agencies. The Federal Bureau of Alcohol, Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labelling, advertising and relations with wholesalers and retailers. In recent years, Federal and state regulators have required warning labels and signage. There can be no assurance that new or revised regulations or increased licensing fees and requirements will not have a material adverse effect on the Company's financial condition or results of operations.

DEPENDENCE ON DISTRIBUTION CHANNELS

     The Company sells its products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of the Company's major wholesalers or the Company's inability to collect accounts receivable from its major wholesalers could materially and adversely affect the Company's results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. Wholesalers and retailers of the Company's products offer products which compete directly with the Company's products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of the Company's competitors. There can be no assurance that the Company's wholesalers and retailers will continue to purchase the Company's products or provide the Company's products with adequate levels of promotional support.

RISK RELATED TO THE TERMINATION OR NON-RENEWAL OF IMPORTED BEER DISTRIBUTION AGREEMENTS

     All of the Company's imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products which are subject to renewal from time to time. The Company's agreement to distribute Corona and its other Mexican beer brands expires in December 2006 and, subject to compliance with certain performance criteria and the other terms of the agreement, will be automatically renewed for additional terms of five years.
The Company's agreement for the importation of St. Pauli Girl expires in June 1998 and, subject to compliance with certain performance criteria, may be extended by the Company until June 2003. The Company's Tsingtao agreement expires in December 1999 and, subject to compliance with certain performance criteria and other terms of the agreement,will be automatically renewed until December 2002. Prior to their expiration, these agreements may be terminated if the Company fails to meet certain performance criteria or, in the case of the Mexican beer brands, the supplier does not consent to certain key management changes, which consent may not be unreasonably withheld. There can be no assurance that the Company's beer distribution agreements will be renewed or not terminated prior to expiration.

DEPENDENCE ON RAW MATERIALS

     The Company's business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, alcohol from third-party suppliers, tequila from Mexico and packaging materials. The Company could experience raw material supply, production or shipment difficulties which could adversely affect its ability to supply goods to its customers. The Company is also directly affected by increases in the cost of such raw materials.

COMPETITION

     The Company is in a highly competitive environment and its dollar sales and unit volume could be negatively affected by its inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of its wholesale customers, retailers or consumers to purchase competitive products instead of the Company's products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of the Company's products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, the Company's products. The Company could also experience higher than expected selling, general and administrative expenses if it finds it necessary to increase its number of personnel or its advertising or promotional expenditures to maintain its competitive position or for other reasons.

RISK OF ADVERSE EFFECT ON THE COMPANY FROM INDEBTEDNESS

     The Company has incurred substantial indebtedness to finance its prior acquisitions. The Company's ability to satisfy its financial obligations under its indebtedness outstanding from time to time will depend upon its future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond the Company's control. Therefore, there can be no assurance that the Company's cash flow from operations will be sufficient to meet all of its debt service requirements and to fund its capital expenditure requirements.

     The Company's current and future debt service obligations and covenants could have important consequences to the purchasers of the Securities offered
hereby, including the following:  (i) the Company is            restricted
from paying dividends on shares of any class of stock of the Company by the Company's bank credit facility; (ii) the Company's ability to obtain financing for future working capital needs or acquisitions or other purposes may be limited; (iii) a significant portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for operations; (iv) the Company is subject to restrictive covenants that could limit its ability to conduct its business; and (v) the Company may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures.

CONTROL BY SANDS FAMILY

     The Company's capital stock consists of Class A Common Stock and the Company's Class B Common Stock, par value $.01 per share ("Class B Common Stock" and together with the Class A Common Stock, the "Company's Common Stock"). Holders of Class A Common Stock are entitled to one vote per share and are entitled, as a class, to elect one-fourth of the members of the Board of Directors. Holders of Class B Common Stock are entitled to 10 votes per share and are entitled, as a class, to elect the remaining directors. As of August 31, 1997, the family of Marvin Sands, the founder and Chairman of the Board of the Company, beneficially owned approximately 12% of the outstanding shares of Class A Common Stock (exclusive of shares of Class A Common Stock issuable pursuant to the conversion feature of the Class B Common Stock owned by the Sands family) and approximately 85% of the outstanding shares of Class B Common Stock. On all matters other than the election of directors, the Sands family has the ability to vote approximately 62% of the votes entitled to be cast by holders of the Company's capital stock, voting as a single class. Consequently, the Sands family effectively has control of the Company and would generally have sufficient voting power to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval.

DEPENDENCE UPON MANAGEMENT

     The Company's success depends in part on a few key management employees. These key management employees are Marvin Sands, the Chairman of the Board, Richard Sands, the President and Chief Executive Officer, Robert Sands, Executive Vice President and General Counsel, and Ellis Goodman, the Chief Executive Officer of Barton Incorporated, a wholly-owned subsidiary of the Company. If, for any reason, such key personnel do not continue to be active in the Company's management, operations could be adversely affected.


                                 USE OF PROCEEDS

     Except as may otherwise be set forth in the Prospectus Supplement, the net proceeds from the sale of the Securities offered hereby will be used for working capital and general corporate purposes. Pending such application of the proceeds, the Company will invest the proceeds of this offering in certificates of deposit, United States government securities or certain other interest bearing securities.


                                 DIVIDEND POLICY

     The Company's policy is to retain all of its earnings to finance the development and expansion of its business. In addition, the indentures for the
Company's outstanding senior subordinated notes         and the Company's
existing bank credit facility            restrict     the payment of
dividends. Any supplemental indentures for the Debt Securities may also restrict or prohibit the payment of dividends.


                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's historical ratio of earnings to fixed charges:

                                For the Six        For the Fiscal       For the Six Month          For the Fiscal Years
                                Months Ended         Year Ended         Transition Period            Ended August 31,
                                 August 31,         February 28,        Ended February 29,
                                1997     1996           1997                    1996          1995    1994    1993     1992

 Ratio of earnings to
 fixed charges(1)(2) . . .      3.1x     2.3x           2.3x                   1.4x           3.4x    2.0x    4.4x     3.4x

_______________________
(1)      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represents income before provision for income taxes plus fixed charges.  "Fixed Charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense which management believes is representative of the interest component of lease expense.

(2)      The ratio of earnings to combined fixed charges and preferred stock dividend requirements is the same as the ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may offer Debt Securities under this Prospectus, any of which may be issued as convertible and/or exchangeable Debt Securities. The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provision may apply, will be described in the Prospectus Supplement relating to such Debt
Securities. The statements made under this heading relating to the Debt Securities and the Indenture (as defined herein) are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indenture and such Debt Securities.

     The Debt Securities will represent unsecured general obligations of the Company, unless otherwise provided in the Prospectus Supplement. If so provided in a Prospectus Supplement, the Debt Securities will have the benefit of the Guarantees from the Guarantors. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the Guarantees. The payment of dividends or the making of loans and advances to the Company by its subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. See "- Guarantees."

     A substantial portion of the Company's operations are conducted through subsidiaries and any right of the Company to receive assets of any of its subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of Debt Securities to participate in those assets) will be subject to the claims of such subsidiaries' creditors. Even in the event that the Company is recognized as a creditor of a subsidiary, the Company's claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the Company. The Company's ability to service its indebtedness, including the Debt Securities, is dependent primarily upon the receipt of funds from its subsidiaries. The subsidiaries are separate legal entities and have no obligation to pay any amounts due pursuant to the Debt Securities, other than as expressly provided in the Guarantees.

     The Debt Securities will be issued under an Indenture (the "Indenture") among the Company, the Guarantors (if applicable) and Harris Trust and Savings Bank ("Harris"), as trustee. A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of Harris at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, or as described above under "Available Information." The Indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Debt Securities, the Indenture and the Guarantees, including the definitions therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. All section references appearing herein are to sections of the Indenture unless otherwise indicated and capitalized terms used but not defined below shall have the respective meanings set forth in the Indenture.

     As used in the Indenture and in this section, the term the "Company" means Canandaigua Brands, Inc. without reference to its consolidated subsidiaries. Except to the extent set forth in a Prospectus Supplement, the Indenture does not contain any covenants or restrictions that afford holders of the Debt Securities special protection in the event of a change of control or highly leveraged transaction.

GENERAL

     The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount authorized from time to time by the Company (Sections 2.1 and 2.2). The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional Debt Securities of such series. Unless otherwise provided in the Prospectus Supplement, the Debt Securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion and/or exchange at the office of the applicable Trustee, unless the Company appoints a different office or agency for such purpose (Section 4.2). At the option of the Company, the payment of interest may also be made by check mailed to the address of the person entitled thereto as it appears in the Debt Security register (Section 4.1).

     The applicable Prospectus Supplement will describe the following terms of any Debt Securities (the "Offered Debt Securities") in respect of which this Prospectus is being delivered (to the extent applicable to the Offered Debt Securities):

     (1) the designation (including whether they are senior Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities and whether such Debt Securities are convertible and/or exchangeable), aggregate principal amount and authorized denominations, if other than denominations of $1,000 and any integral multiple thereof, of the Offered Debt Securities;

     (2) the percentage of the principal amount at which such Offered Debt Securities will be issued;

     (3) the date or dates (and whether fixed or extendable) on which the principal of the Offered Debt Securities is payable or the method of determination thereof;

     (4) the rate or rates (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, the method of calculating such rates, the date or dates from which such interest will accrue or the manner of determining such dates, the interest payment dates on which such interest shall be payable and the record dates for the determination of the holders of Debt Securities to whom interest will be payable;

     (5) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable;

     (6) any provisions relating to the issuance of the Offered Debt Securities at an original issue discount;

     (7) the price or prices at which, the period or periods within which, and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise (including the form or method of payment if other than in cash, which may include securities of other issuers);

     (8) the obligation, if any, of the Company to redeem, purchase or repay the Offered Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the holder of any Debt Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Debt Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation (including the form or method of payment if other than in cash, which may include securities of other issuers), and any provisions for the remarketing of such Debt Securities;

     (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable;

     (10) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the maturity thereof or [provable] in bankruptcy;


     (11) any Events of Default in lieu of or in addition to those described herein and remedies thereof;

     (12) whether the Offered Debt Securities are convertible or exchangeable and, if so, the securities or rights into which the Offered Debt Securities are convertible or exchangeable (which may include other Debt Securities, Preferred Stock, Class A Common Stock, or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or exchangeable for securities of other issuers or a combination of the foregoing) and the terms and conditions upon which such conversion or exchange will be effected including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

     (13) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Offered Debt Securities;

     (14) the currency or currencies, including composite currencies, in which the Offered Debt Securities will be denominated if other than the currency of the United States of America;

     (15) if other than the coin or currency in which the Offered Debt Securities are denominated, the coin or currency in which payment of the principal of, premium, if any, or interest on the Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States is to be determined for any purpose, including for determining the principal amount outstanding);

     (16) if the principal of, premium, if any, or interest on the Offered Debt Securities will be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the Offered Debt Securities are denominated, the period or periods within which, and terms and conditions upon which, such election may be made;

     (17) if the amount of payments of principal of, premium, if any, and interest on the Offered Debt Securities may be determined with reference to the value, rate or price of one or more specified commodities, currencies or indices, the manner in which such amounts shall be determined;

     (18) whether and under what circumstances the Company will pay additional amounts on the Offered Debt Securities held by a person who is not a United States of America person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;

     (19) if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the Offered Debt Securities in definitive form (whether upon original issue or upon exchange of a temporary Debt Security), the form and terms of such certificates, documents or conditions;

     (20) any other affirmative or negative covenants with respect to the Offered Debt Securities;

     (21) whether the Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary (as defined in "Description of Depositary Shares--General") therefor and the circumstances under which any Global Security may be exchanged for Offered Debt Securities registered in the name of, and under which any transfer of such Global Security may be registered in the name of, any person other than the Depositary;

     (22) whether the Debt Securities are defeasible;

     (23) whether and the extent that the Offered Debt Securities shall be guaranteed by the Guarantors and the form of any such Guarantee; and

     (24) any other specific terms of the Offered Debt Securities (Section 2.2).

     Unless otherwise indicated in the Prospectus Supplement relating to the Debt Securities, principal of and any premium or interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at its principal executive offices, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Debt Security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the interest payment date, redemption date or at maturity, as the case may be, and no interest shall accrue for the period from and after such interest payment day, redemption date or maturity.

     Unless otherwise indicated in the Prospectus Supplement relating to Debt Securities, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof (Section 2.3). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.10).

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under Treasury Regulations it is possible that the Debt Securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for Federal income tax purposes.
Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other Debt Securities treated as issued at an original issue discount) will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any Offered Debt Security, including any Debt Security that does not provide for the payment of interest prior to maturity, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the stated maturity thereof an amount less than the principal amount thereof shall become due and payable.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominees identified in the Prospectus Supplement relating to the Debt Securities. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities.

     Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary and except in the circumstances described in the Prospectus Supplement relating to the Offered Debt Securities. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

GUARANTEES

     In order to enable the Company to obtain more favorable interest rates and terms, payment of principal of, premium, if any, and interest on the Offered Debt Securities, such Offered Debt Securities may (if so specified in the Prospectus Supplement) be guaranteed, jointly and severally by all of the Guarantors pursuant to the Guarantees; provided that the Guarantees will not be applicable to or guarantee the Company's obligations with respect to the conversion of the Debt Securities into shares of the Company's other securities. Each Guarantee will be an unsecured obligation of each Guarantor issuing such Guarantee. The ranking of such Guarantee and the terms of the subordination, if any, will be set forth in the Prospectus Supplement.

     The Indenture provides that, in the event any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and other liabilities of such Guarantor, permissible under the applicable fraudulent conveyance or similar law.

MODIFICATION OF THE INDENTURE

     Modifications of the Indenture with respect to the Debt Securities of any series may be made by the Company and the applicable Trustee, with or without the consent of the holders of Debt Securities, under certain circumstances to be described in a Prospectus Supplement.

DEFEASANCE; SATISFACTION AND DISCHARGE

     The Prospectus Supplement will outline the conditions under which the Company may elect to have certain of its obligations under the Indenture discharged and under which the Indenture obligations will be deemed satisfied.

DEFAULTS AND NOTICE

     The Debt Securities will contain Events of Default to be specified in the applicable Prospectus Supplement, including, without limitation:

     (1) failure to pay the principal of, or premium, if any, on any Debt Security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

     (2) failure to make a payment of any interest on any Debt Security of such series when due;

     (3) failure of the Company or any Guarantor to perform or observe any other covenants or agreements of the Company or any Guarantor in the Indenture or in the Debt Securities of such series;

     (4) certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor;

     (5) any Guarantee in respect of such series of Debt Securities shall for any reason cease to be, or be asserted in writing by any Guarantor thereof or the Company not to be, in full force and effect, and enforceable in accordance with its terms; and

     (6) certain cross defaults.

If an Event of Default with respect to Debt Securities of any series shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of such series may declare the principal amount (or, if the Debt Securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the Debt Securities of such series) of all Debt Securities of such series and/or such other amount or amounts as the Debt Securities or supplemental indenture with respect to such series may provide, to be due and payable immediately (Section 7.1).

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default, give to holders of Debt Securities of any series notice of all uncured defaults with respect to such series known to it; provided, however, that, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the Debt Securities of any series, or in the payment of any mandatory sinking fund installment with respect to Debt Securities of such series, the Trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of Debt Securities of such series (Section 11.3).

     The Indenture contains a provision entitling the Trustee to be indemnified by holders of Debt Securities before proceeding to exercise any trust or power under the Indenture at the request of such holders (Section 11.1). The Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding Debt Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of such series, provided, however, that the Trustee may decline to follow any such direction if, among other reasons, the Trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to the holders of the Debt Securities of such series not joining in such direction (Section 7.6). The right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including, without limitation, that the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding make a written request upon the Trustee to exercise its power under the Indenture, indemnify the Trustee and afford the Trustee reasonable opportunity to act but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion or exchange of Debt Securities if the Indenture provides for convertibility or exchangeability, at the option of the holder and to institute suit for the enforcement thereof (Section 7.7).

CONCERNING THE TRUSTEES

     The Prospectus Supplement with respect to the Offered Debt Securities will describe any relationship between the Company and the Trustee for such Offered Debt Securities.

REPORTS TO HOLDERS OF DEBT SECURITIES

     The Company intends to furnish to holders of Debt Securities all quarterly and annual reports which it furnishes to holders of the Company's Common Stock.


                         DESCRIPTION OF PREFERRED STOCK

     The Board of Directors of the Company is authorized to issue in one or more series without stockholder approval up to a maximum of 1,000,000 shares of Preferred Stock. The shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the Board of Directors shall from time to time fix by resolution. Thus, without stockholder approval, the Company could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of the Company's Common Stock. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the Preferred Stock will be set forth in the Prospectus Supplement relating to such series of Preferred Stock. The Company currently has no shares of
Preferred Stock outstanding.   Prior to the actual issuance of any series of
Preferred Stock, the Company must obtain consent of the Administrative Agent of the Company's bank credit facility.

     The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (1) the specific designation, number of shares, seniority and purchase price; (2) any liquidation preference per share; (3) any date of maturity; (4) any redemption, repayment or sinking fund provisions; (5) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (6) any voting rights; (7) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (8) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (9) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Class A Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;
(10) the place or places where dividends and other payments on the Preferred Stock will be payable; and (11) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares" the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.


                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

     The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable interest in the number of shares of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, a holder of Depositary Shares is not entitled to receive the shares of Preferred Stock underlying the Depositary Shares.

     If required by law or applicable securities exchange rules, engraved Depositary Receipts will be prepared. Pending their preparation, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to the definitive Depositary Receipts. Definitive Depositary Receipts will thereafter be prepared without unreasonable delay.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares representing such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, as nearly as practicable, in proportion to the number of Depositary Shares owned by such holder, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement also contains provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of Preferred Stock shall be made available to holders of Depositary Shares.

CONVERSION AND EXCHANGE

     If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If a series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of the series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Depositary, the Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by the Company with the Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

AMENDMENT OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary; provided, however, that any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by at least a majority of the Depositary Shares then outstanding.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any exchange or redemption of the Preferred Stock. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Company, or at the option of the Company, the Depositary, will forward to the holders of Depositary Shares all reports and communications from the Company which the Company is required to furnish to the holders of Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Share or Preferred Stock unless satisfactory indemnity has been furnished. The Company and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary will be appointed by the Company within 60 days after delivery of the notice of resignation or removal. The Deposit Agreement may be terminated at the direction of the Company or by the Depositary if a period of 90 days shall have expired after the Depositary has delivered to the Company written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the Deposit Agreement, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to deliver Preferred Stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for Depositary
Receipts surrendered. Upon request of the Company, the Depositary shall deliver all books, records, certificates evidencing Preferred Stock, Depositary Receipts and other documents relating to the subject matter of the Deposit Agreement to the Company.


                       DESCRIPTION OF CLASS A COMMON STOCK

     If shares of Class A Common Stock are offered, the Prospectus Supplement relating thereto will set forth the number of shares offered, the public offering price and information regarding the Company's dividend history and Class A Common Stock prices as reflected on the Nasdaq National Market, including a recent reported last sale price of the Class A Common Stock.

     The authorized capital stock of the Company consists of 81,000,000 shares, of which 60,000,000 shares are Class A Common Stock, par value $.01 per share, 20,000,000 shares are Class B Common Stock, par value $.01 per share and 1,000,000 shares are Preferred Stock, par value $0.01 per share. At August 31, 1997 there were 15,247,910 shares of Class A Common Stock outstanding and held of record by 1,222 stockholders, 3,330,458 shares of Class B Common Stock outstanding and held of record by 344 stockholders and no shares of Preferred Stock issued and outstanding. In addition, at August 31, 1997, options to purchase an aggregate of 1,539,365 shares of Class A Common Stock were outstanding. All shares of Class A Common Stock and Class B Common Stock currently outstanding are, and the shares of Class A Common Stock offered hereby will be, validly issued and fully paid and non-assessable, not subject to redemption except as hereinafter described and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

     The following description of the Class A Common Stock of the Company and certain provisions of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Company's By-Laws (the "By-Laws") is a summary which does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporate Law and the provisions of the Certificate of Incorporation or By-Laws.

GENERAL

     The rights of holders of Class A Common Stock and Class B Common Stock are identical except for voting, dividends and conversion rights.

VOTING

     The holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share.
Holders of Class A Common Stock, voting as a class, are entitled to elect at least one-fourth of the members of the Board of Directors to be elected at a meeting of stockholders, and the holders of Class B Common Stock, voting as a class, are entitled to elect the remaining directors. If the number of outstanding shares of Class B Common Stock is less than 12-1/2% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock shall become entitled to elect at least one-fourth of the directors voting as a class and to elect the remaining directors voting together as a single class with holders of Class B Common Stock, provided that the holders of Class A Common Stock shall have one vote per share and the holders of Class B Common Stock shall have 10 votes per share. On all other matters submitted to a vote of the stockholders, the holders of Class A Common Stock and Class B Common Stock vote together as a single class, except where a separate class vote is required under Delaware law.

DIVIDENDS

     If the Company pays a cash dividend on Class B Common Stock, each share of Class A Common Stock will receive an amount at least 10% greater than the amount of the cash dividend per share paid on Class B Common Stock. In addition, the Board of Directors may declare and pay a dividend on Class A Common Stock without paying any dividend on Class B Common Stock. The indentures for the
Company's outstanding senior subordinated notes         and the Company's
existing bank credit facility            restrict     the payment of
dividends. In addition, any supplemental indentures for the Debt Securities may restrict or prohibit the payment of dividends.

CONVERSION

     Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at the option of the holder at any time. The shares of Class A Common Stock are not convertible into or exchangeable for shares of Class B Common Stock or any other securities of the Company.

OTHER PROVISIONS

     The holders of Class A Common Stock and Class B Common Stock are entitled to share pro rata in the distribution of the Company's assets available for such purpose in the event of liquidation, dissolution or winding up of the Company, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of Preferred Stock, if any. Holders of Class A Common Stock and Class B Common Stock have no preemptive rights to subscribe to any additional securities of any class which the Company may issue, and there are no redemption provisions or sinking fund provisions applicable to any such classes, nor is the Class A Common Stock and Class B Common Stock subject to calls or assessments by the Company.

CERTAIN STATUTORY PROVISIONS

     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 prohibits a publicly-held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such person became an interested stockholder, unless (i) prior to the time of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of the Company's stockholders by the affirmative vote of at least 66 % of the outstanding voting stock that is not owned by the interested stockholder. For purposes of Section 203, a "business combination" includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.


                              PLAN OF DISTRIBUTION

     The Company may sell Securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers, and also may sell Securities directly to institutional investors or other purchasers or through agents. Any such underwriter, dealer or agent involved in the offer and sale of Securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, will be set forth in the Prospectus Supplement.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Unless otherwise indicated in a Prospectus Supplement, the obligations of any underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the applicable Securities if any are purchased. If a dealer is utilized in the sale, the Company may sell the Securities to the dealer as principal. The dealer may then resell the Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Offers to purchase Securities may be solicited by the Company or agents designated by the Company from time to time. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the related Prospectus Supplement. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Certain of the underwriters or agents and their associates may engage in transactions with and perform services for the Company or its affiliates in the ordinary course of their respective businesses.

     The Securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the Class A Common Stock, which is quoted on NASDAQ). No assurance can be given as to the liquidity of the trading market for any of such Securities.

     If underwriters or dealers are used in the sale, until the distribution of the Securities is completed, rules of the Commission may limit the ability of any such underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities. If the underwriters create a short position in the Securities in connection with the offerings, i.e., if they sell more Securities than are set forth on the cover page of the Prospectus Supplement, the representatives of the underwriters may reduce that short position by purchasing Securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the Prospectus Supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Securities to the extent that it discourages resales of the Securities. The Company makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, the Company makes no representation that the representatives of any underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL OPINIONS

     The legality of the securities offered hereby will be passed upon for the Company by McDermott, Will & Emery, Chicago, Illinois.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

   NO DEALER, SALESMAN OR ANY OTHER                    $300,000,000
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS OR IN THE
PROSPECTUS SUPPLEMENT.  IF GIVEN OR
MADE, SUCH INFORMATION OR                        CANANDAIGUA BRANDS, INC.
REPRESENTATIONS MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY THE
COMPANY, ANY OF THE GUARANTORS OR BY ANY
UNDERWRITER, DEALER OR AGENT.  THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT                SECURITIES
SHALL NOT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY, ANY
OF THE SECURITIES OFFERED HEREBY IN ANY
JURISDICTION WHERE, OR TO ANY PERSON TO
WHOM, IT IS UNLAWFUL TO MAKE AN OFFER OR
SOLICITATION.  NEITHER THE DELIVERY OF                  PROSPECTUS
THIS PROSPECTUS OR THE PROSPECTUS
SUPPLEMENT NOR ANY SALE MADE HEREUNDER
SHALL, AT ANY TIME OR UNDER ANY
CIRCUMSTANCES, CREATE AN IMPLICATION
THAT THERE HAS NOT BEEN A CHANGE IN THE
FACTS SET FORTH IN THIS PROSPECTUS OR IN
THE AFFAIRS OF THE COMPANY SINCE THE
DATE HEREOF.



            TABLE OF CONTENTS

                                    PAGE
Available Information . . . . . . .    2
Incorporation of Certain Documents
  by Reference  . . . . . . . . . .    2           __________ __, 1997
The Company . . . . . . . . . . . .    4
The Guarantors  . . . . . . . . . .    4
Risk Factors  . . . . . . . . . . .    4
Use of Proceeds . . . . . . . . . .    6
Dividend Policy . . . . . . . . . .    7
Ratio of Earnings to Fixed Charges     7
Description of Debt Securities  . .    8
Description of Preferred Stock  . .   13
Description of Depositary Shares  .   14
Description of Class A Common Stock   16
Plan of Distribution  . . . . . . .   17
Legal Opinions  . . . . . . . . . .   19
Experts . . . . . . . . . . . . . .   19

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

        SEC registration fee  . . . . . . . . . . .  $ 90,910
        Printing expenses . . . . . . . . . . . . .    75,000
        Fees and expenses of counsel  . . . . . . .   100,000
        Fees and expenses of accountants  . . . . .   100,000
        Trustees fees and expenses  . . . . . . . .    10,000
        Rating agency fees  . . . . . . . . . . . .    75,000
        Blue sky fees and expenses  . . . . . . . .    20,000
        Miscellaneous . . . . . . . . . . . . . . .    29,090
             Total  . . . . . . . . . . . . . . . .  $500,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

     The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     The Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

     The Company maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   -----------------------------

        1     Forms of Underwriting Agreement (to be filed under subsequent
              Form 8-K)
        3.1   Restated Certificate of Incorporation of the Company (filed as
              Exhibit 3.1 to the Company's Transition Report on Form 10-K for
              the transition period from September 1, 1995 to February 29,
              1996, and incorporated herein by reference)
        3.2   Certificate of Amendment of the Certificate of Incorporation of
              the Company (filed as Exhibit 3.1(a) to the Company's Quarterly
              Report on Form 10-Q for the quarterly period ended August 31,
              1997, and incorporated herein by reference)
        3.3   Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1997, and incorporated herein by
              reference)
         4    Form of Indenture
   *     5    Opinion of McDermott, Will & Emery
   *     12   Computation of Ratio of Earnings to Fixed Charges
  23.1        Consent of Arthur Andersen LLP
   *     23.2 Consent of McDermott, Will & Emery (included as part of Exhibit 5)
   *     24   Powers of Attorney (included on signature page of the Registration
              Statement)
   *     25   Statement of Eligibility of Trustee on Form T-1

___________

   *  Previously filed.

ITEM 17.  UNDERTAKINGS.

     1. (a) The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (a)(i) and (a)(ii) do not apply to the extent that the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on
           December 17    , 1997.

                             Canandaigua Brands, Inc.


                             By  /s/ RICHARD SANDS
                                Richard Sands
                                President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                 Title                 Date


             *            Chairman of the Board      December 17    , 1997
      Marvin Sands        of Directors

   /s/ RICHARD SANDS      President, Chief           December 17    , 1997
      Richard Sands       Executive Officer and
                          a Director (Principal
                          Executive Officer)

            *             Executive Vice             December 17    , 1997
      Robert Sands        President, General
                          Counsel, Secretary and
                          a Director

            *             Director                   December 17    , 1997
     Bertram E. Silk

            *             Director                   December 17    , 1997
   James A. Locke, III

            *             Director                   December 17    , 1997
     George Bresler

            *             Senior Vice President      December 17    , 1997
    Thomas S. Summer      and Chief Financial
                          Officer (Principal
                          Financial Officer and
                          Principal Accounting
                          Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on
           December 17    , 1997.

                             Batavia Wine Cellars, Inc.


                             By  /s/ NED COOPER
                                Ned Cooper, President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.


        Signature                  Title                  Date

   /s/ RICHARD SANDS      Vice President and a        December 17    , 1997
      Richard Sands       Director


            *             Secretary and a             December 17    , 1997
      Robert Sands        Director

   /s/ NED COOPER         President (Principal        December 17    , 1997
       Ned Cooper         Executive Officer)

            *             Treasurer (Principal        December 17    , 1997
    Thomas S. Summer      Financial Officer and
                          Principal Accounting
                          Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Barton Incorporated


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.


        Signature                  Title                  Date

            *             Chairman of the Board       December 17    , 1997
    Ellis M. Goodman      of Directors and Chief
                          Executive Officer
                          (Principal Executive
                          Officer)

   /s/ ALEXANDER L. BERK  President and a             December 17    , 1997
    Alexander L. Berk     Director

            *             Vice President and a        December 17    , 1997
    Edward L. Golden      Director

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer,
                          Assistant Secretary and
                          a Director
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)

            *             Director                    December 17    , 1997
   William F. Hackett



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No.
1 to the     Registration Statement to be signed on its behalf by the
undersigned, thereunto duly authorized, in the City of Chicago, State of
Illinois on            December 17    , 1997.

                             Barton Brands, Ltd.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date


          *               Chairman of the Board       December 17    , 1997
    Ellis M. Goodman      of Directors (Principal
                          Executive Officer)

          *               President and a             December 17    , 1997
    Edward L. Golden      Director

           *              Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer
                          and Assistant Secretary
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Barton Beers, Ltd.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date


            *             Chairman of the Board       December 17    , 1997
    Ellis M. Goodman      of Directors (Principal
                          Executive Officer)

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer
                          and Assistant Secretary
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

            *             President and a             December 17    , 1997
   William F. Hackett     Director



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Barton Brands of California, Inc.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date


            *             President and a             December 17    , 1997
    Ellis M. Goodman      Director
                          (Principal Executive
                          Officer)

            *             Vice President and a        December 17    , 1997
    Edward L. Golden      Director

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer,
                          Assistant Secretary and
                          a Director (Principal
                          Financial Officer and
                          Principal Accounting
                          Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Barton Brands of Georgia, Inc.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date

            *             President and a             December 17    , 1997
    Ellis M. Goodman      Director
                          (Principal Executive
                          Officer)

            *             Vice President and a        December 17    , 1997
    Edward L. Golden      Director

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer
                          and Assistant Secretary
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Barton Distillers Import Corp.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.


        Signature                  Title                  Date

            *             President and a             December 17    , 1997
    Ellis M. Goodman      Director
                          (Principal Executive
                          Officer)

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

           *              Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer,
                          Assistant Secretary and
                          a Director
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Barton Financial Corporation


                             By  /s/ CHARLES T. SCHLAU
                                Charles T. Schlau, Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date

            *             President, Secretary        December 17    , 1997
    Raymond E. Powers     and a Director
                          (Principal Executive
                          Officer)

   /s/ CHARLES T. SCHLAU  Treasurer and a             December 17    , 1997
    Charles T. Schlau     Director
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)

            *             Director                    December 17    , 1997
Charles B. Campbell, Jr.




   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Stevens Point Beverage Co.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.


        Signature                  Title                  Date

            *             Chairman of the Board       December 17    , 1997
    Ellis M. Goodman      of Directors

            *             Chief Executive             December 17    , 1997
      James P. Ryan       Officer, President and
                          a Director (Principal
                          Executive Officer)

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer,
                          Assistant Secretary and
                          a Director
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             Monarch Import Company


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.


        Signature                  Title                  Date

            *             President and Chairman      December 17    , 1997
    Ellis M. Goodman      of the Board of
                          Directors (Principal
                          Executive Officer)

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer
                          Assistant Secretary and
                          a Director (Principal
                          Financial Officer and
                          Principal Accounting
                          Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on
           December 17    , 1997.

                             Canandaigua Wine Company, Inc.


                             By  /s/ RICHARD SANDS
                                Richard Sands, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date

   /s/ RICHARD SANDS      Vice President and a        December 17    , 1997
      Richard Sands       Director

            *             Vice President,             December 17    , 1997
      Robert Sands        Secretary and a
                          Director

            *             Treasurer (Principal        December 17    , 1997
    Thomas S. Summer      Financial Officer and
                          Principal Accounting
                          Officer)

            *             President (Principal        December 17    , 1997
    Daniel C. Barnett     Executive Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the
requirements for filing on Form S-3 and has duly caused this    Amendment No. 1
to the     Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on
   December 17    , 1997.

                             The Viking Distillery, Inc.


                             By  /s/ ALEXANDER L. BERK
                                Alexander L. Berk, Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this
   Amendment No. 1 to the     Registration Statement has been signed by the
following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date

            *             President and a             December 17    , 1997
    Ellis M. Goodman      Director
                          (Principal Executive
                          Officer)

   /s/ ALEXANDER L. BERK  Executive Vice              December 17    , 1997
    Alexander L. Berk     President and a
                          Director

            *             Vice President and a        December 17    , 1997
    Edward L. Golden      Director

            *             Executive Vice              December 17    , 1997
    Raymond E. Powers     President, Treasurer,
                          Assistant Secretary
                          (Principal Financial
                          Officer and Principal
                          Accounting Officer)



   *By:  /s/ RICHARD SANDS
             Richard Sands
             Attorney-in-Fact

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on December 17, 1997.

                             Canandaigua Europe Limited


                             By  /s/ DOUGLAS KAHLE
                                Douglas Kahle, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands and Robert Sands and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Europe Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                  Title                  Date

   /s/ DOUGLAS KAHLE      President (Principal     December 17, 1997
      Douglas Kahle       Executive Officer)

   /s/ RICHARD SANDS      Vice President and a     December 17, 1997
      Richard Sands       Director

   /s/ THOMAS S. SUMMER   Treasurer (Principal     December 17, 1997
    Thomas S. Summer      Financial Officer and
                          Principal Accounting
                          Officer)





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on December 17, 1997.

                             Roberts Trading Corp.


                             By  /s/ DANIEL C. BARNETT
                                Daniel C. Barnett, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands and Robert Sands and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Roberts Trading Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                  Title                  Date

   /s/ RICHARD SANDS      Vice President and a     December 17, 1997
      Richard Sands       Director

   /s/ ROBERT SANDS       Vice President,          December 17, 1997
      Robert Sands        Secretary and a
                          Director

   /s/ DANIEL C. BARNETT  President (Principal     December 17, 1997
    Daniel C. Barnett     Executive Officer)

   /s/ THOMAS S. SUMMER   Treasurer (Principal     December 17, 1997
    Thomas S. Summer      Financial Officer and
                          Principal Accounting
                          Officer)